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                                                                    EXHIBIT 23.3


MANHEIM
AUCTIONS

May 3, 2001


Ariel Amir
Executive Vice President and General Counsel
Autobytel.com inc.
18872 MacArthur Boulevard
Irvine, CA 92612-1400

Dear Mr. Amir,

This letter will serve as permission to use our statistics, with proper attribution, in your form S-4 filing with the SEC.

As reflected in the attached 2001 Used Car Market Report, the size of the U.S. automotive market (new and used) in 1999 and 2000 was $702 billion and $744 billion, respectively. Broken into the new and used components, those dollars are 1999: new=$348 billion, used=$353 billion, total=$702 billion (rounded up):
2000 new=$380 billion, used=$363 billion, total=$744 billion (rounded up).

I'll mail hard copies of this letter and the full report to you later today.

Sincerely,

/s/ George Largay
----------------------------------
    George Largay
    Director of Communications
    404-269-7065
    404-843-5378 Fax



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